UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2016

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Acorn Energy, Inc. Special Meeting of Stockholders on March 16, 2016, the stockholders approved an amendment of the company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million to 42 million. The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on, and effective as of, March 16, 2016. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of Acorn Energy, Inc. was held on March 16, 2016. Set forth below are the voting results with respect to each of the proposals presented at the Special Meeting:

Proposal 1 – The stockholders approved by the affirmative vote of a majority of the outstanding shares of the company’s common stock entitled to vote at the Special Meeting in person or by proxy, the amendment of the company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million to 42 million.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
21,380,951.44	447,154	35,348	101,441

Proposal 2 – The stockholders approved by the affirmative vote of a majority of the votes cast on the proposal, the adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
21,308,101.44	511,953	144,839	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Acorn Energy, Inc. Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of March, 2016.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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